EXHIBIT 22

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-79555 and  No. 333-142675) pertaining to the Equity Incentive Plan of First Real Estate Investment Trust of New Jersey ("FREIT") of our reports dated January 9, 2009, with respect to the consolidated financial statements and schedule and internal control over financial reporting of FREIT included in the Annual Report (Form 10-K) for the year ended October 31, 2008.

/s/ Eisner LLP

New York, New York
January 9, 2009

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